Exhibit 10.3

FORBEARANCE AND WAIVER AGREEMENT

This Forbearance and Waiver Agreement (this “Agreement”) is dated and effective June 11, 2014 among CleanTech Innovations, Inc., a Nevada corporation with its principal executive offices located at C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616 (the “Borrower”), and its wholly owned subsidiaries, Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”) and Liaoning Creative Wind Power Equipment Co., Ltd. (“Wind Power,” together with Creative Bellows, the “Subsidiaries”), each such subsidiary organized under the laws of the People’s Republic of China, and NYGG (Asia), Ltd., a company organized under the laws of the British Virgin Islands with its principal executive offices located at 12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong (“Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in that certain Divesture and Exchange Agreement (the “Exchange Agreement”) dated of even date herewith by and among Borrower and the individual Shareholders set forth on Exhibit A attached thereto (the “Shareholders”).

R E C I T A L S:

A. The Borrower is a debtor under (i) that certain Loan Agreement dated as of December 13, 2010 by and among the Lender, the Borrower and the Subsidiaries; (ii) that certain Promissory Note issued by the Borrower and the Subsidiaries in favor of the Lender in the principal amount of $10,000,000 and (iii) that certain $10,000,000 line of credit granted to the Borrower on August 17, 2013 (collectively, the “Prior Loans”).

B. The Lender and/or NYG Capital LLC (“NYGC”) have acquired indebtedness of the Borrower previously owed to Fensterstock & Partners LLP and intend to acquire additional indebtedness of the Borrower on or prior to the Distribution Date including, without limitation, amounts that are owed by the Borrower to the law firm of Stradley Ronon (the “Additional Indebtedness”, and together with the Prior Loans, the “CTek Indebtedness”).

C. As of the date hereof, the Company is in breach of the covenants set forth in under the documents governing the Prior Loans (such documents and the Lender’s right to demand payment of any other CTek Indebtedness, the “CTek Debt Obligations”), and events of default have occurred and are continuing under the documents governing the Prior Loans (collectively, the “Events of Default”).

D. The Borrower has requested that each of the Lender and NYGC forbear from exercising certain of their respective rights and remedies with respect to the CTek Debt Obligations and the Events of Default, and the execution of this Agreement is a condition precedent to the effectiveness of the Exchange Agreement.

E. The Lender is willing to enter into this Agreement, subject to and on the terms and conditions set forth in this Agreement, so that the transactions described in the Exchange Agreement may be consummated.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.	Event of Default. The Borrower acknowledges and agrees that the Borrower and/or certain of its Subsidiaries is in breach of its obligations with respect to the CTek Debt Obligations, and that Events of Default have occurred and are continuing (collectively, the “Existing Default”). The Borrower further acknowledges and agrees, for the avoidance of doubt, that the Lender shall be deemed to have delivered any and all notices required to establish the Existing Default and that any applicable cure periods in respect of the Existing Default have expired. The parties hereto further acknowledge and agree that referencing the Existing Default in this Section 1 does not constitute a waiver of the Existing Default, or any other defaults or Events of Default that may now or hereafter exist with respect to the CTek Debt Obligations, or any remedies that the Lender may pursue in connection therewith or rights that may accrue in the Lender pursuant thereto.

2.	Forbearance.

2.1	Subject to the terms and conditions of this Agreement, and provided that no Forbearance Default (as defined below) has occurred, the Lender agrees that during the period commencing on the date of this Agreement and ending on and the first to occur of (i) September 10, 2014, (ii) the Distribution and (iii) the termination of the Exchange Agreement (the “Forbearance Period”), the Lender will not, and will procure that NYGC will not, file suit or take any other action to enforce its rights with respect to the Existing Default. This limited forbearance does not extend to any other default or Events of Default with respect to the CTek Debt Obligations or any other rights and remedies available to the Lender with respect to the Existing Default. Upon the earlier of (a) the occurrence of a Forbearance Default (as defined below) or (b) the expiration of the Forbearance Period, the Lender’s agreement to forbear shall automatically be deemed terminated and the Lender shall be entitled to, immediately and without notice, exercise all of its rights and remedies with respect to the CTek Debt Obligations and this Agreement.

2.2	Notwithstanding anything to the contrary contained herein, the effectiveness of the agreement made by the Lender pursuant to Section 2.1 hereof, and the Lender’s agreement to forbear as described therein, is conditioned upon the Borrower’s agreement, and the Borrower hereby agrees, to (i) duly execute and deliver to the Lender this Agreement, (ii) duly execute, and deliver to each of the Shareholders and perform its obligations under the Exchange Agreement, (iii) procure that each Shareholder duly executes, delivers to the Borrower and performs such Shareholder’s respective obligations under the Exchange Agreement, and (iv) take such other actions and fulfill the obligations set forth herein.

2.3	Notwithstanding anything to the contrary contained herein upon execution of this Agreement, the Lender hereby immediately and unconditionally releases each of the Borrower’s China Subsidiaries from all obligations (including the CTek Debt Obligations) under the Prior Loans.

2.4	The following events shall constitute “Forbearance Defaults”:

(i) the Borrower shall fail to comply with any provision of this Agreement;

(ii) the Borrower and/or any Shareholder shall fail to comply with any provision of the Exchange Agreement;

(iii) the Lender determines, in its discretion, that the Borrower has failed to diligently pursue and/or consummate the transactions contemplated by the Exchange Agreement; or

(iv) the Borrower shall fail to provide to the Lender or its Representatives, within two (2) Business Days’ request therefor, such information as the Lender may reasonably request with respect to the Borrower and/or any Subsidiary.

3.	Discussions. Except as set forth in Section 2.1 hereof, no past or future discussions among the Borrower and/or any Subsidiary, or the Lender shall cause a modification of the Prior Loans or any other CTek Debt Obligations or this Agreement, establish a custom or waive, limit or condition the rights and remedies of the Lender with respect to any CTek Debt Obligation or this Agreement, all of which rights and remedies are expressly reserved. No such discussions, if any, shall in any way be used by the Borrower and/or any Subsidiary as a defense to the performance of any of its respective obligations under the Prior Loans or any other CTek Debt Obligations or this Agreement.

4.

Authorization, Waiver and Release. The Borrower hereby warrants and represents that: (i) the Borrower has been duly authorized to execute and deliver this Agreement; (ii) neither the Borrower nor any Subsidiary has any right of claim, offset, set-off, counter-claim or other defense to the performance of its obligations under, or against enforcement of, the CTek Debt Obligations or this Agreement, in accordance with each of their respective terms, conditions and provisions; and (iii) the Lender, on and as of the date hereof, has fully performed all obligations to the Borrower and/or any Subsidiary that the Lender may have had or may have on and as of the date hereof. Without limiting the generality of the foregoing, the Borrower, on its own behalf and on behalf of its respective past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, Subsidiaries, affiliates and related companies, successors and assigns (hereinafter referred to collectively as the “Borrowing Group”), hereby waives, releases and forever discharges the Lender and NYGC, and the Lender’s and NYGC’s respective past, present and future officers, directors, managers, subsidiary and affiliated entities or companies, agents, servants, employees, shareholders, partners, members, operators, representatives, advisors, successors, assigns, attorneys, accountants, assets and properties, as the case may be (hereinafter referred to collectively as the “Lender Group”), from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatever kind and nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Lender Group by reason of any matter or thing whatsoever through the date hereof arising out of or in any way connected to any of the CTek Debt Obligations, the Exchange Agreement or this Agreement. It is acknowledged and agreed that the Lender is specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants, and agreements constitute a material inducement to enter into this Agreement.

5.	Certain Representations. The Borrower, on behalf of itself and each Subsidiary, hereby certifies, represents and warrants to the Lender as follows:

5.1	The Quarterly Report on Form 10-Q filed by the Borrower filed with the SEC on May 13, 2014 reflects all accrued and unpaid indebtedness of the Borrower as of the date of this Agreement in excess of $10,000 (individually and in the aggregate).

5.2	As of the date of this Agreement, each of the Shareholders own or control the number of shares of CTek Common Stock set forth in the Exchange Agreement, and such shares are validly issued, fully paid and nonassessable.

5.3	The concepts embodied in this Agreement and the terms and conditions set forth herein have been voluntarily and independently negotiated by and between the parties to this Agreement, and the Borrower has had the opportunity to confer with its legal counsel with respect hereto.

6. Ratification of CTek Debt Obligations. The Borrower hereby agrees that the terms, conditions and provisions of the CTek Debt Obligations remain unmodified and in full force and effect, subject to the provisions of Section 2.1 hereof.

7. Interim Funding of CTek. During the Forbearance Period, the Lender agrees that it shall fund the operating expenses of the Borrower (excluding any operating expenses or other Liabilities of any Subsidiary including, without limitation, Creative Bellows) as Lender deems reasonable, in its sole and absolute discretion.

8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its conflicts of law principles. The Borrower hereby irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal Court sitting in New York County over any action or proceeding arising out of or relating to this Agreement and any CTek Debt Obligation, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal Court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the serving of copies of such process to it at its address above or as otherwise provided pursuant to any Prior Loan. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such state or jurisdiction and any objection to an action or proceeding in such state or jurisdiction on the basis of forum non-conveniens. The Borrower further agrees that any action or proceeding brought against the Lender shall be brought only in a New York State or United States Federal Court sitting in New York County. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

9. Successors and Assigns. Each and all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

10. Counterparts. This Agreement and any amendments, waivers, Consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

12. Further Assurances. The Borrower hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, to the Lender all other instruments, certificates, agreements, consents and other writings and to take such actions and provide such other acts and assurances in the name of the Borrower as Lender may reasonably require to accomplish the intent and purposes of this Agreement. The Borrower hereby appoints the Lender as its attorney-in-fact to execute and deliver any such instruments, certifications, agreements, consents or other writings and to take any such actions and provide such other acts and assurances, which appointment is coupled with an interest and, therefore, irrevocable. The Lender hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, to the Borrower and each Subsidiary all other instruments, certificates, agreements, consents and other writings (including one or more releases) as the Borrower or such Subsidiary may reasonably require to accomplish the intent and purposes of this Agreement.

13. No Further Obligation to Forbear. The Borrower hereby acknowledges and agrees that the Lender is entering into this Agreement as a courtesy to Borrower, and without any obligation to do so, and that the Lender shall have no obligation to enter into any further forbearance agreements, or to enter into any amendments or modifications of any of the CTek Debt Obligations.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

BORROWER:

CLEANTECH INNOVATIONS, INC.

	By:	/s/ Terry McEwen
		Name:	Terry McEwen
		Title:	Chief Executive Officer

SUBSIDIARIES:

LIAONING CREATIVE BELLOWS CO., LTD.

	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	President

LIAONING CREATIVE WIND POWER EQUIPMENT CO., LTD.

	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	President

LENDER:

NYGG (ASIA) LTD.

By:	/s/ Roger Li
	Name: Title:	Roger Li Managing Director